DISTRIBUTION AND SHAREHOLDER SERVICE AGREEMENT

THIS AGREEMENT made as of the 20th day of February, 2014, between The Oberweis Funds, a Massachusetts business trust (the “Trust”), and Oberweis Securities, Inc., an Illinois corporation (“OSI”);

WITNESSETH:

WHEREAS, the Trust is an open-end, diversified management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”), the units of beneficial interest (“Units”) of which are registered under the Securities Act of 1933, as amended (the “1933 Act”); and

WHEREAS, the Trust is authorized to issue Units in separate series with each such series representing the interests in a separate portfolio of securities and other assets; and

WHEREAS, the Trust currently issues Units in multiple portfolios and this Agreement applies to the shares (“Shares”) of the series listed on Schedule A, as may be amended from time to time (collectively referred to, together with such other series as may hereafter be designated by the Board of Trustees and adopt the Agreement, as the “Funds” and individually referred to as a “Fund”); and

WHEREAS, the Trust desires to retain OSI as the principal distributor for Shares of the Funds and the primary shareholder service agent for the Funds and OSI is willing to act in such capacities;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and conditions hereinafter set forth, the parties hereto agree as follows:

ARTICLE I

DISTRIBUTION

1.         Appointment of Distributor.  The Trust hereby appoints OSI as the principal distributor of the Shares of the Funds upon the terms and for the periods set forth in this Agreement. OSI hereby accepts such appointment and agrees to render the services and perform the duties of distributor as set forth herein.

2.         Duties of Distributor.  The following provisions shall apply to the obligations of OSI as distributor under this Agreement:

(a)        Each Fund agrees to sell Shares through OSI, as agent, from time to time during the term of this Agreement upon the terms and at the current offering price described in the Fund’s prospectus. Such sales may, however, be suspended whenever in the judgment of the Fund it is in the best interests to do so.

(b)        OSI will hold itself available to receive or will arrange for the receipt of orders for the purchase of Shares and will (and shall have the authority to) receive and accept or reject or arrange for the receipt and acceptance or rejection of such orders on behalf of each Fund in accordance with the provisions of the Fund’s prospectus.

(c)        OSI shall not be obligated to sell any certain number of Shares.

(d)        In performing its duties hereunder, OSI shall act in conformity with the Trust’s Agreement and Declaration of Trust, By-Laws, Registration Statement and prospectus, and with the instructions and directions of the officers and Trustees of the Trust, and shall comply with and conform to the requirements of the 1940 Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the “1934 Act”), and all other applicable federal and state laws, regulations and rulings and rules of the Financial Industry Regulatory Authority (“FINRA”).

(e)        OSI shall be free to render to others services different from or similar to those rendered to the Funds hereunder so long as the services hereunder are not impaired thereby. It further is understood and agreed that by separate agreement with the Trust, OSI may also serve the Funds in other capacities; that officers or employees of OSI may serve as officers or Trustees of the Trust to the extent permitted by law; and OSI or its officers or employees are not prohibited from engaging in any other business activity or from rendering services to any other entity, or from serving as officers, directors or trustees of any other organizations, including investment companies.

3.         Representations.  Neither OSI nor any other person is authorized by the Trust to give any information or to make any representation relative to the Shares other than those contained in the Trust’s Registration Statement, prospectus or statement of additional information filed with the Securities and Exchange Commission as either may be amended from time to time, or in any supplemental information to said prospectus or statement of additional information approved by the Trust. OSI agrees that any other information or representations other than those specified above which it or any dealer or other person who distributes Shares through OSI may make in connection with the offer or sale of Shares shall be made entirely without liability on the part of the Trust or the Funds. OSI agrees that in offering or selling Shares as agent of the Funds, it will submit to the Trust’s legal counsel or other representative, as may be designated by the Trust’s Board of Trustees, copies of all sales literature and other similar materials before using the same, and will not use such sales literature if disapproved by the Trust.

ARTICLE II

SHAREHOLDER SERVICES

1.         Appointment of Shareholder Service Agent.  The Trust hereby appoints OSI as the primary shareholder service agent for the Funds upon the terms and for the periods set forth in this Agreement. OSI hereby accepts such appointment and agrees to render the services and perform the duties of shareholder service agent as set forth herein.

2.         Services of Shareholder Service Agent.  The services to be performed by OSI as shareholder service agent are set forth in Exhibit A hereto which may at any time or from time to time be modified or amended by agreement of the parties in the form of an amended or supplemental schedule initialed by their authorized representatives. OSI also agrees to perform such additional services within its capacity of shareholder service agent as may, from time to time, be requested by the Trust on behalf of the Funds, provided that such additional services are the subject of a supplement to Schedule A hereto.

3.         Costs and Expenses of Performance.  OSI shall pay all expenses incurred by it in providing the services contemplated by this Agreement.

4.         Record Retention and Confidentiality.  OSI shall keep and maintain on behalf of the Trust all records which are required to be maintained pursuant to Rule 31a-1 under the 1940 Act that pertain to the activities under this Agreement and to preserve such records for the time periods prescribed therein; provided, however, OSI shall not be required to maintain those records which would duplicate records required to be maintained pursuant to any other agreement entered into by the Trust. In addition, OSI will maintain all records it is required to maintain pursuant to any applicable statutes, rules and regulations relating to the maintenance of records in connection with the services to be performed hereunder. Notwithstanding the foregoing, OSI shall maintain, for a period of at least six (6) years, all records and documents which may be needed or required to support or document the entries made by OSI in its performance of services hereunder. OSI agrees that all records required to be maintained under this paragraph shall be the property of the Trust, shall be maintained in such fashion as to preserve the confidentiality thereof, and to comply with applicable rules and regulations of federal and/or state securities laws, and shall, in whole or any specified part, be available for inspection by or surrender to the Trust at any reasonable time after receipt of an appropriate written request.

ARTICLE III

APPOINTMENT OF FIRMS

1.         Appointment of Firms.  It is understood and agreed that OSI may in its discretion appoint broker-dealer and other firms to assist OSI in providing distribution services to the Funds, including literature distribution, advertising and promotion. OSI may also appoint broker-dealer and other firms (including depository institutions such as commercial banks and savings and loan associations) to provide administrative services for their clients as shareholders of the Funds. The agreements between OSI and such other firms are collectively referred to as “Service Agreements” and shall be in a form approved by the Board of Trustees of the Trust. Such firms shall not be representatives or agents of the Funds and shall have no direct contractual relationship with the Trust.

2.         Services of Firms.  The aforementioned broker-dealer and other firms (collectively “Firms”) shall provide, among other things, office space and equipment, telephone facilities, personnel and assistance to OSI in servicing accounts of such Firm’s clients who own Fund Shares. Such services and assistance may include, but not be limited to, establishment and maintenance of shareholder accounts and records; processing purchase and redemption transactions; automatic investment in Fund Shares of client account cash balances; answering routine client inquiries regarding the Funds; assistance to clients in changing dividend options, account designations and addresses; and such other services as the Funds may reasonably request.

ARTICLE IV

FEES AND EXPENSES

1.         No Fee.  OSI shall provide all the services hereunder to each Fund for no compensation.

2.         Fees to Firms.  OSI or an affiliate may pay compensation to the Firms, if any, who shall be providing services under the Service Agreements.

ARTICLE V

GENERAL

1.         Limitation of Liability.  Neither OSI nor any of its agents or employees shall be liable for any error of judgment or mistake of law or for any loss suffered by the Trust or a Fund in connection with the matters to which this Agreement relates, except liability to the Trust and/or the Fund or its Shareholders to which OSI would otherwise be subject by reason of OSI’s willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement. Any person, even though also an officer, employee or agent of OSI who may be or become an officer, Trustee, employee or agent of the Funds shall be deemed, when rendering services to the Funds, or acting on any business of the Funds (other than services or business in connection with OSI’s duties as hereunder) to be rendering such services to or acting solely for the Funds and not as an officer, director, employee or agent or one under the control or direction of OSI even though paid by OSI.

2.         Indemnification.

(a)        Subject to the conditions set forth below, the Trust, on behalf of each Fund, agrees to indemnify and hold harmless OSI, its officers and employees, and each person, if any, who controls OSI within the meaning of Section 15 of the 1933 Act and Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense whatsoever, jointly and severally, or otherwise (including, but not limited to, any and all expenses whatsoever reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever), arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Trust’s Registration Statement, the prospectus, or statement of additional information or any amendment or supplement thereof, or any advertisement or sales literature authorized by the Trust, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information with respect to OSI furnished to the Trust by or on behalf of OSI expressly for use in the Trust’s Registration Statement, prospectus, statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. If any action is brought against OSI or any controlling person thereof in respect of which indemnity may be sought against the Trust or a Fund pursuant to the foregoing, OSI shall promptly notify the Trust in writing of the institution of such action and the Trust, on behalf of the Fund, shall assume the defense of such action, including the employment of counsel selected by the Trust and payment of expenses. OSI, or any such controlling person thereof, shall have the right to employ separate counsel in any such case, but the fees and expenses of such counsel shall be at the expense of OSI or such controlling person unless the employment of such counsel shall have been authorized in writing by the Trust in connection with the defense of such action or the Trust shall not have employed counsel to have charge of the defense of such action, in which event such fees and expenses shall be borne by the applicable Fund. Anything in this subparagraph to the contrary notwithstanding, the Trust, on behalf of a Fund, shall not be liable for any settlement of any such claim or action effected without its written consent. The Trust agrees promptly to notify OSI of the commencement of any litigation or proceedings against the Trust, a Fund or any of its officers or directors or controlling persons in connection with the issue and sale of shares or in connection with the Trust’s Registration Statement, prospectus or statement of additional information, or any advertisement or sales literature.

(b)        OSI agrees to indemnify and hold harmless each Fund, each of the Trust’s Trustees, officers and each other person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act, with respect to statements or omissions, if any, made in the Trust’s Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature in reliance upon and in conformity with information with respect to OSI furnished in writing to the Trust by or on behalf of OSI expressly for use in the Trust’s Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof or any advertisement or sales literature. In case any action shall be brought against the Trust or any other person so indemnified based on the Trust’s Registration Statement, prospectus or statement of additional information or any amendment or supplement thereof and in respect of which indemnity may be sought against OSI, OSI shall have the rights and duties given to the Trust and the Trust and each other person so indemnified shall have the rights and duties given to OSI by the provisions of subparagraph (a) above.

(c)        Nothing herein contained shall be deemed to protect any person against liability to the Trust or its shareholders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of the duties of such person or by reason of the reckless disregard by such person of the obligations and duties of such person under this Agreement.

3.         Anti-Money Laundering Policies and Procedures.  Each party represents and warrants to the other that it is a financial institution subject to Title III of the USA Patriot Act. Each party represents that it (a) has established policies and procedures designed to prevent and detect money laundering, as required by the USA Patriot Act and the rules and regulations adopted thereunder; (b) identifies and will continue to identify shareholders and/or customers for whom it acts and the sources of funds for such persons for whom it acts, and maintains all documentation necessary to identify those persons and the sources of their funds; and (c) does not believe, and has no reason to believe, that any such person for whom it acts are engaged in money laundering activities or are associated with any terrorist or other individuals, entities or organizations sanctioned by the United States. Each party agrees to provide federal authorities with such information and records as they may request relating to anti-money laundering, and each consents to the inspection of its records and review of its anti-money laundering program by federal authorities.

4.         Privacy Regulations.  Each party acknowledges and agrees that it is subject to the privacy regulations promulgated under Title V of the Gramm-Leach-Bliley Act with respect to privacy, use and protection of nonpublic personal information of customers (“Customer Information”). Each party agrees that with respect to this Agreement and the services to be provided hereunder that (a) it will not disclose or use any Customer Information except to the extent necessary to carry out its obligations under this Agreement and for no other purpose; (b) it shall not disclose Customer Information to any third party, including without limitation, its third party service providers except to the extent necessary to carry out its obligations hereunder and then only with a written agreement with such third party service provider that likewise prohibits the third party service provider from using or disclosing Customer Information except to carry out the obligation to service the customer’s transactions; (c) it shall maintain and require third party service providers to maintain effective security measures to protect Customer Information from unauthorized disclosure or use; (d) it shall provide the other party with information regarding its security measures upon the other party’s reasonable request and promptly provide the other party with information regarding any failure of such security measures or any security breach related to Customer Information. For purposes of this Agreement, Customer Information includes but is not limited to: an individual’s name, address, e-mail address, telephone number and/or social security number, the fact that an individual has a relationship with any other party or an individual’s financial information.

5.         Duration and Termination.  This Agreement shall continue, unless sooner terminated as provided herein, until one year from the date hereof, and shall thereafter continue in force from year to year so long as each such continuance is approved at least annually by the vote of the Board of Trustees of the Trust, including a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Trust. This Agreement may be terminated by the Trust at any time, without the payment of any penalty, upon the vote of a majority of the Trustees of the Trust who are not interested persons (as defined in the 1940 Act) of the Trust on 60 days written notice to OSI. This Agreement may be terminated by OSI at any time, without the payment of any penalty, on 60 days written notice to the Trust.

6.         Assignment.  This Agreement will automatically and immediately terminate in the event of its “assignment” (as defined in Section 2(a)(4) of the 1940 Act). OSI shall notify the Trust in writing sufficiently in advance of any proposed change of control, as defined in Section 2(a)(9) of the 1940 Act, as will enable the Trust to consider whether an “assignment” will occur, and to take the steps necessary to enter into a new contract with OSI.

7.         Authority of OSI.  OSI hereby represents and warrants to the Trust that no consent or approval of, or other action by, any United States federal or state regulatory authority or other person or entity, which has not been obtained or taken, is required for the execution, delivery or performance by OSI of this Agreement.

8.         Amendment of Agreement.  This Agreement may be amended by mutual consent of the parties hereto, but the consent of the Trust must be by the vote of the Board of Trustees of the Trust, including a majority of the Trustees who are not interested persons (as defined in the 1940 Act) of the Trust.

9.         Miscellaneous.  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be construed in accordance with applicable federal law and (except as to paragraph 10 of this Article below which shall be construed in accordance with the laws of The Commonwealth of Massachusetts) the laws of the State of Illinois, and shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors, subject to paragraph 3 of this Article.

10.        Limitation of Shareholder and Trustee Liability.  All parties hereto are expressly put on notice of The Oberweis Funds Agreement and Declaration of Trust dated July 7, 1986 and all amendments thereto, all of which are on file with the Secretary of the Commonwealth of Massachusetts, and the limitation of shareholder and trustee liability contained therein. This Agreement has been executed by and on behalf of the Trust by its representative as such representative and not individually, and the obligations of a Fund hereunder are not binding upon any of the trustees, officers or shareholders of the Trust individually, but are binding upon only the assets and property of such Fund.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed as of the day and year first above written.

THE OBERWEIS FUNDS

		By:	/s/ Patrick B. Joyce
		Its:	Executive Vice President

Attest:

/s/ Eric V. Hannemann
Its:	Secretary

OBERWEIS SECURITIES, INC.

		By:	/s/ James W. Oberweis
		Its:	President

Attest:

/s/ Eric V. Hannemann
Its:	VP of Accounting

SCHEDULE A

TO DISTRIBUTION AND

SHAREHOLDER SERVICE AGREEMENT

COVERED FUNDS

Oberweis International Opportunities Institutional Fund

Schedule A – Page 1

EXHIBIT A

TO DISTRIBUTION AND

SHAREHOLDER SERVICE AGREEMENT

SERVICE TO BE RENDERED

I.	SHAREHOLDER ACCOUNTS

1.

Open accounts, as necessary, and assist in maintaining on the records of the Trust’s transfer agent current records for Fund shareholder accounts showing as to each shareholder (to the extent such information is available or obtainable):

A.	Name(s) and address(es) with zip code(s)

B.	Type of account and taxpayer identification or social security number

C.	Number of Fund Shares currently owned

D.	Account transaction history, including records of initial and additional purchases, redemptions, dividends and other distributions, and related tax information

2.	Maintain files of account applications, requests and correspondence from or on behalf of shareholders in relation to Fund Shares as well as copies of all written responses thereto

3.	Process with the Trust’s transfer agent account records to show all changes or corrections to shareholders’ registration and address records authorized in writing by or on behalf of the shareholder

4.	Assist the Trust’s transfer agent in maintaining records of shareholders’ transactions in Fund Shares for federal and state tax and securities law purposes

II.	PURCHASES AND REDEMPTIONS

1.	Conversion of monies to Federal funds

2.	Prepare and transmit by mail to each shareholder, confirmations as may be required by law of all purchases and redemptions of Fund Shares effected through OSI

3.	Assist the Trust’s transfer agent to prepare and transmit by mail to each shareholder periodic statements reflecting all purchases, dividends and redemption of Fund Shares

4.

Receive, ascertain the adequacy of, and transmit to the Trust’s transfer agent all purchase orders or redemption requests received by OSI in accordance with the requirements set forth in the current prospectus of the Fund

Exhibit A – Page 1

5.	Requisition from the Trust’s custodian and remit the proceeds of redemption as directed by the individual shareholder in accordance with the current prospectus of the Fund

III.	SHAREHOLDER COMMUNICATIONS & SERVICES

1.	Provide, maintain and man telephone communication systems for shareholder inquiries concerning the administration of their Fund account

2.	Receive and answer promptly all correspondence or similar inquiries from or on behalf of shareholders concerning the administration of their Fund accounts

3.	Refer to the Fund’s investment adviser questions or matters related to its function

4.

Prepare such reports and summaries of shareholder communications as may be requested by the Trust’s officers for the preparation of reports to the Trust’s trustees and appropriate regulatory authorities

5.	Provide and maintain a terminal with on-line facilities to provide information regarding Fund shareholder accounts

IV.	PROXY MATERIALS, ANNUAL AND OTHER REPORTS

1.

Transmit (but not prepare) notices of meetings and proxy statements, prospectuses, annual, semi-annual and quarterly reports as shall be requested by the Trust and coordinate such mailings to appropriate categories of Fund shareholders

2.

Assist the Trust’s transfer agent to furnish to the Trust, by series if applicable, a list of Fund shareholders eligible to vote at shareholder meetings showing addresses of record and Shares held together with an affidavit or other appropriate certificate of the mailing of proxy materials

V.	TAX MATTERS

1.	Assist the Trust’s transfer agent to prepare and transmit federal and state tax informational returns relating to Share transactions to shareholders and governmental agencies

Exhibit A – Page 2